EXHIBIT 32.1

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Annual Report of National R.V. Holdings, Inc. (the "Company") on Form 10-K for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Bradley C. Albrechtsen, Chief Executive Officer and President of the Company, and Mark D. Andersen, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ BRADLEY C. ALBRECHTSEN          /s/ MARK D. ANDERSEN
--------------------------          --------------------
Bradley C. Albrechtsen              Mark D. Andersen
Chief Executive Officer             Chief Financial Officer
and President                       (Principal Accounting and Financial Officer)
March 29, 2004                      March 29, 2004